EXHIBIT 10.17

FORM OF

AGREEMENT

This Agreement (this “Agreement”) is entered into as of _______________, 2011, by and among Juhl Valley View, LLC, a Delaware limited liability company (the “Company”), the beneficial owners of Common Membership Interests of the Company (“Units”) whose names are set forth on the signature pages hereto (the “Members”), and Juhl Wind Asset Investment, Inc. as the voting trustee pursuant to this Agreement (the “Trustee”).

RECITAL

WHEREAS, the parties to this Agreement believe it to be in their best interest and the best interest of the Company, in order to ensure the efficient operation and management of the Company, to enter into this Agreement.

NOW THEREFORE, the Company, the Members and the Trustee agree as follows:

1.     Transfer of Units to Trustee. Each Member, upon execution of this Agreement, hereby assigns and transfers to the Trustee and deposits with the Trustee all the certificates for such Member’s Units, as set forth opposite such Member’s signature to this Agreement for the purpose of vesting in the Trustee the right to vote and act and to exercise other rights pertaining to such Units, upon the terms and conditions and for the period set forth in this Agreement. All such certificates for Units transferred by the Members shall be duly endorsed or accompanied by duly executed instruments of transfer sufficient to cause such certificates to be registered in the name of the Trustee, as provided in this Agreement.

2.     Voting Trust Certificates. Upon deposit of the certificates as provided in Section 1, the Trustee shall deliver or cause to be delivered to each Member a voting trust certificate (“Certificate”) of the same number of Units as are represented by the certificate(s) so deposited, which Certificate(s) shall be substantially in the form attached hereto as Exhibit A, with such appropriate omissions, variations and insertions as may be approved by the Trustee.

3.     Powers of the Trustee.

(a)     The Trustee shall possess and have the exclusive right, except as otherwise expressly limited in this Agreement, to exercise, in person or by nominees or proxies of the Trustee, all voting rights and powers in respect to all Units registered in the name of the Trustee hereunder, for any and every purpose, and to take part in or consent to any corporate or Members’ action of any kind whatsoever, as absolute owner of such Units.

(b)     The Members hereby assign to Trustee all voting rights that they otherwise might have had arising out of any ownership of the Units, whether by operation of law or agreement.

(c)     The Trustee shall not be personally responsible with respect to any action taken (or not taken) by the Trustee under this Agreement, provided such act or inaction does not amount to gross negligence or willful misconduct on the part of the Trustee. In addition, the Members, jointly and severally, agree to indemnify and hold the Trustee harmless from any and all liabilities resulting from actions taken pursuant to this Agreement, except only for acts or omissions which constitute gross negligence or willful misconduct on the part of the Trustee. In no event may the Trustee seek indemnification from the Units held pursuant to this Agreement.

4.     Transfer of Voting Trust Certificates.

(a)     The Voting Trust Certificates may not be transferred for any reason.

(b)     If a Certificate is lost, stolen, mutilated or destroyed, the holder thereof shall notify the Trustee promptly and the Trustee, in the Trustee’s discretion, may issue to such Holder a duplicate of such Certificate upon receipt of: (1) evidence of such fact satisfactory to the Trustee; (2) indemnity satisfactory to the Trustee (whether bond or otherwise in such form or amount and with such surety as the Trustee may require to indemnify the Trustee against loss or liability that might arise due to the issuance of such new Certificate); (3) the existing Certificate, if mutilated; and (4) the reasonable fees and expenses of the Trustee in connection with the issuance of a new Certificate.

5.     Dividends and Other Rights. The holder of each Certificate shall be entitled to receive all dividends, distributions, and sales proceeds, if any, collected by the Trustee upon the like number of Units of the Company as specified in the Certificate; provided, that any dividends or distributions consisting of Units or other voting securities of the Company or any other issuances in respect of Units shall be retained in trust by the Trustee pursuant to this Agreement and a new Certificate evidencing the additional units shall be issued to the holder.

6.     Filing of Agreement. A copy of this Agreement shall be filed by the Trustee in the registered office of the Company, and shall be open to the inspection of any Member of the Company or any holder of a beneficial interest in the trust created under this Agreement during normal business hours.

7.     Capital Contributions. Notwithstanding anything contained in any other agreement among the parties (unless and except this Agreement is specifically referenced and amended), including, without limitation, the Company’s limited liability company agreement, should any capital contribution be required to be made generally by the members of the Company, should a party hereto fail to make such contribution, Juhl Wind Asset Investment, Inc. (“JWAI”), in its capacity as a Member, shall make such capital contribution in lieu of such non-participating Member and such non-participating Member shall repay JWAI at its earliest convenience, but in no case later than when distributions are made to such Member.

8.     Amendment.

(a)     If at any time the Trustee shall deem it advisable to amend this Agreement, he shall, in written instruments signed by the Trustee, declare such amendment advisable, and shall submit such amendment to the holders of the Certificates for their approval at a meeting called for that purpose, or for approval by written consent in lieu of a meeting. Notice of such meeting shall be given in the manner provided for Members’ meetings in the Limited Liability Company Agreement of the Company.

(b)     If the proposed amendment shall be approved by the vote, in person or by proxy, of the holders of a majority of the Units subject to this Agreement represented by Certificates then issued and outstanding, a certificate to that effect shall be made and verified by the chairman and secretary of the meeting and filed in the Company’s registered office. Upon such filing, the proposed amendment shall become a part of this Agreement, with the same force and effect as if originally set forth herein.

9.     Termination.

(a)     This Agreement shall be perpetual in duration, subject, however, to termination as provided in the next sentence. Notwithstanding the foregoing sentence, this Agreement shall terminate, and except as noted below, shall thereafter have no force or effect and shall not be binding on any party hereto upon the earliest to occur of (i) the effective date of an initial public offering of equity of the Company pursuant to a registration statement under the Securities Act of 1933, as amended; (ii) the liquidation or dissolution of the Company; or (iii) the merger or consolidation of the Company with or into another entity in which the Company does not survive.

(b)     As to any particular Member, this Agreement shall no longer be binding or of further force or effect as to such Member, except as noted below, as of the date such Member has consummated a disposition of all of such Member’s Units and rights to acquire Units and the transferee(s) of such units and rights have executed a counterpart of and become bound by this Agreement; provided, however, that no such termination shall be effective if such Member is in breach of this Agreement or has an obligation under this Agreement which is undischarged and for which such transferees would not have complete liability upon the execution of a counterpart of this Agreement. Except as expressly set forth in this Agreement, no Member shall transfer any Units or rights to acquire Units to any person who shall not have become a party to this Agreement, and any such purported transfer shall be void, provided that this Agreement shall no longer be binding on or inure to the benefit of any transferee of a Member who becomes a transferee on or following the effective date of an initial public offering of the Company’s Common Stock.

(c)     Upon the termination of this Agreement, the holders of Certificates will be entitled, upon surrender for cancellation of such Certificates and upon payment of any transfer tax required by law, to receive certificates for the number of Units represented by their respective Certificates. The Members acknowledge and agree that, upon termination of this Agreement, each Member, as a holder of Units, shall be subject to all obligations (including obligations under the Company’s Limited Liability Company Agreement) and entitled to all rights as a Member of the Company and the assignee of the Trustee.

10.     Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

11.     Entire Agreement. This Agreement together with the related agreements referred to herein constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, offers, inducements and conditions, express or implied, oral or written. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

12.     Successors and Assigns. Except as expressly set forth in this Agreement, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, the Trustee and its successors, and the Members and any subsequent holders of voting trust certificates and the respective successors and assigns of each of them, so long as they hold voting trust certificates.

13.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. If executed in multiple counterparts, this Agreement shall become binding when two or more counterparts hereto, individually or taken together, bear the signatures of all of the parties reflected hereon as the signatories. A facsimile or digital signature to this Agreement shall be deemed to be an original for all purposes.

14.     Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without notice and without the posting of a bond, in any court of the United States located in the States of Delaware or Illinois or in any Delaware or Illinois state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to the personal jurisdiction of any federal court located in the States of Delaware or Illinois or of any Delaware or Illinois state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the States of Delaware or Illinois.

15.     Notices. All notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given only (i) when personally delivered, (ii) when sent by facsimile transmission, in which case notice will be deemed delivered upon electronic verification that transmission to the recipient was completed, (iii) on the day specified for delivery when deposited with a nationally-recognized courier service such as Federal Express for delivery to the intended addressee, or (iv) three (3) days following deposit in the United States mail, registered or certified mail, postage prepaid, return receipt requested, in each case, addressed to the address or facsimile number set forth on the signature page for such party. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address to the other parties in accordance with the provisions of this Section.

16.     Legends. Voting trust certificates evidencing Units deposited in trust pursuant to the terms of this Agreement shall bear such legend or legends as the Company shall reasonably deem necessary to protect the parties hereto.

17.     Governing Law. This Agreement and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, without limitation, provisions concerning limitations of actions) shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any principles relating to conflicts of laws of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

18.     Further Assurances. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

Juhl Valley View, LLC, a Delaware corporation

By:

Its:

MEMBERS:

Juhl Wind Asset Investment, Inc.	[Member Name]

By:	By:

Its:	Its:

Address:	Address:

Facsimile:	Facsimile:

[Member Name]	[Member Name]

Address:	Address:

Facsimile:	Facsimile:

EXHIBIT A

Form of Voting Trust Certificate

Juhl Valley View, LLC

(a Delaware limited liability company)

No._____________	Units________________

This certifies that [name of Member] has deposited the number of Units set forth above of the above-named limited liability company (“Company”) with the Trustee hereinafter named, under an agreement among the Company, Juhl Wind Asset Investment, Inc. as Trustee, and certain Members of the Company, dated as of ________________ (the “Agreement”). This certificate and the interest represented by it are transferable on the books of the Trustee and only upon the presentation and surrender hereof. The holder of this certificate takes it subject to all of the terms and conditions of the Agreement, and as a party to that Agreement is entitled to the benefits thereof.

IN WITNESS WHEREOF, the Trustee has caused this certificate to be signed this ____ day of ____________________________, 2011.

Juhl Wind Asset Investment, Inc.

By:

Its: